Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the amended annual report of Digital Power Corporation (the "Company") on Form 10-KSB/A-1 for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, David Amitai, Chief Executive Officer and Haim Yatim, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Dated: April 30, 2003                            /S/ DAVID AMITAI
       ----------------                          -------------------------------
                                                 David Amitai,
                                                 Chief Executive Officer
                                                 (Principal Executive Officer)


                                                 /S/ HAIM YATIM
                                                 -------------------------------
                                                 Haim Yatim,
                                                 Chief Financial Officer
                                                 (Principal Financial and
                                                 Accounting Officer)